PLATO LEARNING, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 17, 2003

PLATO Learning, Inc.
10801 Nesbitt Avenue South
Bloomington, Minnesota 55437	proxy

The undersigned hereby appoints John Murray and Gregory J. Melsen, and each of them, with full power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned stockholder to vote, as designated on the reverse side of this form, at the special meeting of stockholders of PLATO Learning, Inc., to be held at its headquarters at 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437 at 9:00 a.m., Central Time, and at any and all adjournments thereof, all of the shares of common stock of PLATO Learning, Inc. which the undersigned stockholder would be entitled to vote, if personally present.

See reverse for voting instructions.

COMPANY #
CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 11:00 a.m. (CT) on November 14, 2003.

•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.

•	Follow the simple instructions the Voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/tutr/ — QUICK « «« EASY « «« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12 noon (CT) on November 14, 2003.

•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

•	Mark your voting choices on the proxy card, sign it and date it,

•	Return the proxy card in the postage-paid envelope we’ve provided or return it to PLATO Learning, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card
ê         Please detach here        ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL ITEMS

1.	To adopt the proposal, as more fully described in the joint proxy statement/prospectus of PLATO Learning, Inc. and Lightspan, Inc. dated October 10, 2003, approving the issuance of shares of common stock, par value $0.01 per share, of PLATO Learning, Inc. under the Agreement and Plan of Merger, dated as of September 9, 2003, among PLATO Learning, Inc., LSPN Merger Corp., a wholly-owned subsidiary of PLATO Learning, Inc., and Lightspan, Inc. pursuant to which, among other things, LSPN Merger Corp. will merge with and into Lightspan, Inc.	☐	For	☐	Against	☐	Abstain
2.	To adopt the proposal, as more fully described in the joint proxy statement/prospectus of PLATO Learning, Inc. and Lightspan, Inc. dated October 10, 2003, approving the amendment to the PLATO Learning, Inc. 2002 Stock Plan.	☐	For	☐	Against	☐	Abstain
3.	To transact such other business as may properly come before the special meeting or any adjournment(s) or postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN HEREIN, THIS PROXY WILL BE COUNTED TOWARD A QUORUM AT THE SPECIAL MEETING BUT WILL NOT COUNT AS A VOTE CAST AT THE SPECIAL MEETING AND WILL REDUCE THE NUMBER OF AFFIRMATIVE VOTES REQUIRED TO APPROVE THE ISSUANCE OF SHARES OF PLATO LEARNING, INC. COMMON STOCK IN THE PROPOSED MERGER AND TO APPROVE THE PROPOSAL TO AMEND THE PLATO LEARNING, INC. 2002 STOCK PLAN.

Address Change? Mark Box   ☐
Indicate changes below:

Date________________________________________

Signature(s)
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partner- ship, please sign in partnership name by an authorized person.
The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.
PLEASE RETURN PROMPTLY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE